Exhibit 99.1

Imperial Holdings Announces Name Change to Emergent Capital

New NYSE Ticker Symbol, “EMG,” to be Effective September 1, 2015

BOCA RATON, Fla., August 31, 2015 – Imperial Holdings, Inc. (NYSE: IFT) has changed its corporate name to Emergent Capital, Inc. and will begin trading on the New York Stock Exchange under the ticker symbol “EMG” at the start of trading Tuesday, September 1, 2015. Shareholders approved the name change at the annual meeting of shareholders on May 28, 2015.

Emergent Capital’s senior management, led by CEO Antony Mitchell, and Board of Directors Chairman Phil Goldstein, will be ringing the opening bell at the New York Stock Exchange at 9:30 a.m. ET on September 1 to celebrate the commencement of trading under the company’s new name and trading symbol.

“Changing our name to Emergent Capital is a major milestone and represents the new direction that we have taken following a major overhaul of the company over the last three years,” said Antony Mitchell, Emergent Capital’s CEO. “Emergent Capital is a highly focused organization today with a robust portfolio of life settlement assets that we will continue to grow as opportunities are presented in our marketplace.”

About Emergent Capital, Inc.

Emergent Capital (NYSE: EMG) is a specialty finance company that invests in esoteric asset classes, primarily life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Emergent Capital, Inc.

Senior Vice President, Corporate Development & Investor Relations

561.995.4300

IR@emergentcapital.com

www.emergentcapital.com

Media Contacts:

Richard Anderson/Henry Feintuch

Feintuch Communications

718.986-1596 / 212.808.4901

emergentcapital@feintuchpr.com

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